                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 (File
No. 333-     ) of our report dated March 4, 1998, on our audits of the
consolidated financial statements of Convergent Communications, Inc. We also consent to the reference to our firm under the captions "Summary Consolidated Financial and Operating Data", "Selected Financial Data" and "Experts."

Coopers & Lybrand, L.L.P
Denver, Colorado
May 29, 1998